Exhibit 99.(h)(4)

STRUCTURING AND SYNDICATION FEE AGREEMENT

November 24, 2020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This agreement is between PGIM Investments LLC (the “Company”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) with respect to PGIM Short Duration High Yield Opportunities Fund (the “Fund”).

1.                                      Fee.  (a) In consideration of services to the Company relating to, but not limited to, the design and structuring of, and marketing assistance with respect to, the Fund and the distribution of the Fund’s common shares of beneficial interest, par value $0.001 per share (the “Shares”), including without limitation, views from an investor market and distribution perspective on (i) the timing of and receptivity to the Fund’s initial public offering of its Shares (the “Offering”), (ii) marketing issues with respect to the Fund’s investment policies and proposed investments and (iii) the overall marketing and positioning thesis for the Offering, the Company shall pay a fee to Morgan Stanley calculated at 0.95% of the aggregate price to the public of the Shares sold by Morgan Stanley in the Offering (including any Shares over-allotted by Morgan Stanley in the Offering regardless of whether the over-allotment option in the Offering is exercised), equal to $[          ] (the “Structuring Fee”).

(b)           In consideration of advice to the Company relating to, but not limited to, syndication assistance with respect to the Fund and the distribution of the Fund’s Shares, including without limitation, (i) securing syndicate participants for the Offering, (ii) preparation of marketing and diligence materials for underwriters, (iii) conveying information and market updates to syndicate members and (iv) coordinating syndicate orders during the Offering, the Company shall pay a fee to Morgan Stanley calculated at 0.45% of the aggregate price to the public of all Shares sold in the Offering by any other broker or dealer participating in the Offering (each, an “Other Broker”) other than [           ] (including any Shares over-allotted by such Other Brokers in the Offering regardless of whether the over-allotment option in the Offering is exercised), equal to $[          ] (together with the Structuring Fee, the “Fee”).

(c)           In the event the Offering does not proceed, Morgan Stanley will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Morgan Stanley pursuant to the terms of the principal underwriting agreement relating to the Offering (the “Underwriting Agreement”).

(d)           Notwithstanding paragraph (a), in the event that the Company (or the Fund or any person or entity affiliated with the Company, the Fund or any sub-adviser to the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any Other Broker for any services or otherwise in connection with the Offering or with respect to the Fund or its Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to Morgan Stanley hereunder, expressed as (i) a dollar amount, (ii) a percentage of the aggregate price to the public of the Shares sold by Morgan Stanley in the Offering (including any Shares over-allotted by Morgan Stanley in the Offering regardless of whether the over-allotment option in the Offering is exercised) or (iii) a percentage of the aggregate price to the public of all Shares sold in the Offering (including any Shares over-allotted in the Offering regardless of whether the over-allotment option in the Offering is exercised) is no less than the Other Compensation, expressed as (i) a dollar amount, (ii) a percentage of the aggregate price to the public of the Shares sold by such Other Broker in the Offering (including any Shares over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised) or (iii) a percentage of the aggregate price to the public of all Shares sold in the Offering (including any Shares over-allotted in the Offering regardless of whether the over-allotment option in the Offering is exercised), respectively.

(e)           The Company shall pay the Fee to Morgan Stanley on the closing of the purchase and sale of the Shares pursuant to the Underwriting Agreement on November 30, 2020, by wire transfer to the order of Morgan Stanley using the following wire instructions:

Citibank, N.A.

Account: Morgan Stanley & Co.

Account #: 388-90-774

ABA #: 021-000-089

Attention: Laura Cheng

Ref: PGIM Short Duration High Yield Opportunities Fund

Please notify “fidfinalsettle@morganstanley.com” when the wire is sent.(1)

(f)            The Company acknowledges that the Fee is in addition to any compensation Morgan Stanley earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above.

2.                                      Term.  This Agreement shall terminate upon payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Shares having been delivered and paid for, except as provided in Sections 3 and 4.

3.                                      Indemnification.  The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.                                      Confidential Advice.  None of any advice rendered by Morgan Stanley to the Company or any communication from Morgan Stanley in connection with the services performed by Morgan Stanley pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the Company or any of its affiliates or any of their agents, without Morgan Stanley’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) the Company may disclose the foregoing to any regulatory authority in response to a regulatory proceeding, process, inquiry or request, so long as the Company gives Morgan Stanley prompt notice, as reasonably practicable under the circumstances, thereof unless in the reasonable opinion of the Company’s counsel it is not legally able to do so, (ii) to the extent otherwise required by law, judicial process or applicable regulation (after consultation with, and approval (not to be unreasonably withheld, conditioned or delayed) as to form and substance by, Morgan Stanley and its counsel, unless in the reasonable opinion of the Company’s counsel it is not legally able to so consult) and (iii) on a confidential need-to-know basis, to the Fund and its officers and trustees and their legal counsel, auditors and other advisors.  This confidentiality provision will terminate eighteen months from the date first written above.

5.                                      Not an Investment Adviser.  The Company acknowledges that Morgan Stanley is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s

(1)  Wire instruction information should be confirmed with Laura Cheng at Laura.Cheng@morganstanley.com.

portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Morgan Stanley, and Morgan Stanley is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.  The Company’s engagement of Morgan Stanley under this Agreement is not intended to confer rights upon any person (including the Fund or any shareholders, members, employees or creditors of the Company or the Fund) not a party hereto as against Morgan Stanley or its affiliates, or their respective directors, trustees officers, employees or agents, successors, or assigns.

6.                                      Not Exclusive.  Nothing herein shall be construed as prohibiting Morgan Stanley or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers).  Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between Morgan Stanley and the Company.  In addition, nothing in this Agreement shall be construed to constitute Morgan Stanley as the agent or employee of the Company or the Company as the agent or employee of Morgan Stanley, and neither party shall make any representation to the contrary.  It is understood that Morgan Stanley is engaged hereunder solely to provide the services described above to the Company and that Morgan Stanley is not acting as an agent or fiduciary of, and Morgan Stanley shall not have any duties or liability to, the current or future partners or equity owners of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Company has the authority to waive such duties and liabilities. For the avoidance of doubt, and subject to Section 1(d) hereof, it is acknowledged and agreed that the Company may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by Morgan Stanley hereunder.

7.                                      Assignment.  This Agreement may not be assigned by either party without prior written consent of the other party.

8.                                      Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9.                                      Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.  This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United

States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.  Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 shall be deemed effective service of process on such party to the extent consistent with applicable law.  EACH OF MORGAN STANLEY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH OF MORGAN STANLEY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICIAL PROCESS.

10.                               Entire Agreement.  This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

11.                               Notices.  All notices required or permitted to be sent under this Agreement shall be sent, if to the Company:

PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102-4077

Attention: Chief Legal Officer

or if to Morgan Stanley:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: General Counsel

or such other name or address as may be given in writing to the other parties.  Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile or other electronic transmission, whichever is earlier.

12.                               Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

This Agreement shall be effective as of the date first written above.

Very truly yours,

PGIM INVESTMENTS LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[SDHY — Morgan Stanley Structuring and Syndication Fee Agreement]

INDEMNIFICATION AGREEMENT

November 24, 2020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of Morgan Stanley & Co. LLC (“Morgan Stanley”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Structuring and Syndication Fee Agreement dated the date hereof between the Company and Morgan Stanley (the “Fee Agreement”), in the event that Morgan Stanley becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed in connection with, or arising out of, or based upon the Fee Agreement, including, without limitation, related services and activities prior to the date of the Fee Agreement, the Company has agreed to indemnify and hold harmless Morgan Stanley and Morgan Stanley’s affiliates and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of Morgan Stanley’s affiliates (Morgan Stanley and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the activities (the “Activities”) performed by any Indemnified Person in connection with, or arising out of, or based upon, the Fee Agreement and/or any action taken by any Indemnified Person in connection therewith (including, without limitation, any presentation given by the Company and an Indemnified Person relating to the common shares of beneficial interest, par value $0.001 per share (the “Shares”) of PGIM Short Duration High Yield Opportunities Fund (the “Fund”)), and will reimburse each Indemnified Person for all expenses (including reasonably incurred fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party.  The Company will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person.  The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company related to, arising out of or in connection with the Activities, except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

Notwithstanding the foregoing, in no event shall the Company be responsible for any losses, claims, damages or liabilities to any Indemnified Person arising from any such Proceeding in excess of the gross proceeds received by the Fund from the initial public offering of the Shares of the Fund (the “Offering”); provided, however, that the Company shall, as set forth above, indemnify and be responsible for, regardless of the gross proceeds received by the Fund from the Offering, all expenses (including fees and expenses of counsel) incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party, as set forth above.

The Company will not, without Morgan Stanley’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such Proceeding.  No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement (the “Indemnification Agreement”) will, without the Company’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company (including the net proceeds from the Shares sold by Morgan Stanley in the Offering before deducting expenses) and its equity holders and affiliates, on the one hand, and Morgan Stanley, on the other hand, in the matters contemplated by the Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its equity holders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its equity holders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its equity holders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Morgan Stanley has been retained to perform financial services bears to the fees paid to Morgan Stanley under the Fee Agreement; provided that in no event shall the Company contribute less than the amount necessary to assure that Morgan Stanley is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Morgan Stanley pursuant to the Fee Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Morgan Stanley or any other Indemnified Person, on the other hand.  Notwithstanding the provisions of this paragraph, an Indemnified Person shall not be entitled to contribution from the Company if it is determined that such Indemnified Person was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.

This Indemnification Agreement, together with the Fee Agreement, any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Indemnification Agreement) that relate to the Offering, represents the entire agreement between the Company and the Indemnified Persons with respect to the fee paid to Morgan Stanley under the Fee Agreement.

The Company acknowledges that in connection with the Offering and the services performed pursuant to the Fee Agreement:  (i) Morgan Stanley has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company, the Fund or any person affiliated with the Fund or the Company, (ii) Morgan Stanley owes the Company only those duties and obligations set forth in this Indemnification Agreement and the Fee Agreement and (iii) Morgan Stanley may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims of the Company, the Fund or any person affiliated with the Fund or the Company may have against Morgan Stanley arising from an alleged breach of fiduciary duty in connection with the Offering or the services performed pursuant to the Fee Agreement.

The provisions of this Indemnification Agreement shall apply to the Activities and any modification thereof mutually agreed upon by the parties and shall remain in full force and effect regardless of any termination or the completion of Morgan Stanley’s services under the Fee Agreement.

This Indemnification Agreement may not be assigned by either party without prior written consent of the other party.  No provision of this Indemnification Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.  This Indemnification Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Indemnification Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.  Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 of the Fee Agreement shall be deemed effective service of process on such party to the extent consistent with applicable law.  EACH OF MORGAN STANLEY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT.  EACH OF MORGAN STANLEY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICIAL PROCESS.  This Indemnification Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Very truly yours,

PGIM INVESTMENTS LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[SDHY — Morgan Stanley Indemnification Agreement]